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Exhibit 5.1
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                                 July 29, 1998


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


     RE: The Eastwind Group, Inc. - Form S-3
         Registration Statement No. 333 - 52685
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Dear Sir or Madam:

     Reference is made to an Amendment No. 1 to Form S-3 Registration Statement of the Eastwind Group, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.



     The Registration Statement covers 2,401,376 shares of Common Stock, $.10 par value per share, of the Company ("Shares"), 2,126,376 of which may be sold by certain stockholders of the Company as identified in the Registration Statement, and up to 275,000 of which may be issued by the Company upon exercise of outstanding warrants (the "Warrants").

     We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the Warrants, and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals. For purposes hereof, we have assumed that the Shares have been fully paid for by the Selling Stockholders in accordance with their respective agreements with the Company, and the Shares have been issued to the Selling Stockholders by the Company.


     Based on the foregoing we are of the opinion that the Shares, when sold, and with respect to the Shares underlying the Warrants, when issued and paid for in accordance with the terms of, and upon exercise of the Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm included in the Prospectus.

                                                Sincerely,



                                                LURIO & ASSOCIATES, P.C.